Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 31, 2018, Nova Global Supply & Services, LLC (“Purchaser”), an entity affiliated with GC Valiant, LP, completed the previously announced purchase from Cubic Corporation (“Cubic”) of all of the issued and outstanding capital stock of Cubic Global Defense, Inc. and Omega Training Group, Inc., each a subsidiary of Cubic (collectively “CGD Services”), resulting in Purchaser owning all of the issued and outstanding capital stock of CGD Services (the “Sale”).

The following unaudited pro forma financial statements of Cubic are presented to comply with Article 11 of Regulation S-X and follow prescribed Securities and Exchange Commission guidelines. The unaudited pro forma financial statements are presented for informational purposes only and do not purport to present what Cubic’s results would have been had the Sale actually occurred on the dates presented or to project Cubic’s results from operations or financial position for any future period.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2018, presents pro forma effects of the Sales as if it had occurred on March 31, 2018. The unaudited pro forma condensed consolidated statements of income (loss) for the fiscal years ended September 30, 2017, 2016, and 2015 present the pro forma effects as if the Sale occurred on October 1, 2014. An unaudited pro forma condensed consolidated statement of income (loss) for the six months ended March 31, 2018 has not been presented because such a pro forma statement of income (loss) would be the same as the statement of income (loss) for the six months ended March 31, 2018 filed in Item 1 of Form 10-Q for the quarter ended March 31, 2018.

The prescribed guidelines limit pro forma adjustments to those that are directly attributable to the disposition on a factually supportable basis. The pro forma effects of cost saving actions that could have been taken by management if the Sale had occurred in prior periods are not reflected in the pro forma condensed consolidated statements of income (loss), nor is any reduction of interest expense reflected for cash proceeds of the Sale that could have been used to pay debt had the Sale occurred in prior periods.

These unaudited pro forma financial statements and accompanying notes should be read together with Cubic’s audited consolidated financial statements and accompanying notes filed in Item 8 of Form 10-K for the year ended September 30, 2017 and Cubic’s unaudited consolidated financial statements and the accompanying notes filed in Item 1 of Form 10-Q for the quarter ended March 31, 2018.

CUBIC CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2018

(Amounts in thousands)

(Unaudited)

		Pro Forma
	As Reported	Adjustments	Notes	Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$56,419	$131,168	(A)	$187,587
Restricted cash	14,710	—		14,710
Accounts receivable:
Long-term contracts	294,168	—		294,168
Allowance for doubtful accounts	(863)	—		(863)
	293,305	—		293,305

Recoverable income taxes	2,013	—		2,013
Inventories	105,747	—		105,747
Other current assets	40,683	—		40,683
Current assets of discontinued operations	175,978	(175,978)	(B)	—
Total current assets	688,855	(44,810)		644,045

Long-term contract receivables	16,568	—		16,568
Long-term capitalized contract costs	61,574	—		61,574
Property, plant and equipment, net	116,135	—		116,135
Deferred income taxes	8,238	—		8,238
Goodwill	330,538	—		330,538
Purchased intangibles, net	82,157	—		82,157
Other assets	8,910	—		8,910
Total assets	$1,312,975	$(44,810)		$1,268,165

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$77,000	$—		$77,000
Trade accounts payable	82,565	—		82,565
Customer advances	70,731	—		70,731
Accrued compensation and other current liabilities	93,212	—		93,212
Income taxes payable	3,752	—		3,752
Current liabilities of discontinued operations	44,810	(44,810)	(B)	—
Total current liabilities	372,070	(44,810)		327,260

Long-term debt	199,777	—		199,777
Other long-term liabilities	61,553	—		61,553

Shareholders’ equity:
Common stock	40,079	—		40,079
Retained earnings	779,012	—		779,012
Accumulated other comprehensive loss	(103,438)	—		(103,438)
Treasury stock at cost	(36,078)	—		(36,078)
Total shareholders’ equity	679,575	—		679,575
Total liabilities and shareholders’ equity	$1,312,975	$(44,810)		$1,268,165

CUBIC CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Year Ended September 30, 2017

(Amounts in thousands, except per share data)

(Unaudited)

		(C)	Pro Forma
	As Reported	CGD Services	Adjustments	Notes	Pro Forma
Net sales:
Products	$681,559	$—	$—		$681,559
Services	804,302	(378,152)	—		426,150
	1,485,861	(378,152)	—		1,107,709
Costs and expenses:
Products	473,670	—	—		473,670
Services	648,472	(342,819)	—		305,653
Selling, general and administrative expenses	258,088	(25,708)	8,221	(D)	240,601
Research and development	52,652	—	—		52,652
Amortization of purchased intangibles	32,997	(2,752)	—		30,245
Restructuring costs	2,468	(208)	—		2,260
	1,468,347	(371,487)	8,221		1,105,081

Operating income	17,514	(6,665)	(8,221)		2,628

Other income (expenses):
Interest and dividend income	994	(41)	—		953
Interest expense	(15,027)	—	—		(15,027)
Other income (expense), net	369	(5)	—		364

Income (loss) before income taxes	3,850	(6,711)	(8,221)		(11,082)

Income tax provision	15,059	—	(401)	(E)	14,658

Net loss	$(11,209)	$(6,711)	$(7,820)		$(25,740)

Net loss per share:
Basic	$(0.41)				$(0.95)
Diluted	$(0.41)				$(0.95)

Weighted average shares used in per share calculations:
Basic	27,106				27,106
Diluted	27,106				27,106

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CUBIC CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Year Ended September 30, 2016

(Amounts in thousands, except per share data)

(Unaudited)

		(C)	Pro Forma
	As Reported	CGD Services	Adjustments	Notes	Pro Forma
Net sales:
Products	$661,904	$—	$—		$661,904
Services	799,761	(391,064)	—		408,697
	1,461,665	(391,064)	—		1,070,601
Costs and expenses:
Products	473,444	—	—		473,444
Services	643,462	(350,429)	—		293,033
Selling, general and administrative expenses	269,593	(24,119)	7,689	(D)	253,163
Research and development	31,976	—	—		31,976
Amortization of purchased intangibles	34,120	(4,764)	—		29,356
Restructuring costs	1,852	(574)	—		1,278
	1,454,447	(379,886)	7,689		1,082,250

Operating income (loss)	7,218	(11,178)	(7,689)		(11,649)

Other income (expenses):
Interest and dividend income	1,476	(60)	—		1,416
Interest expense	(11,199)	—	—		(11,199)
Pension settlement loss	(2,671)	—	—		(2,671)
Other income (expense), net	(2,301)	(33)	—		(2,334)

Loss before income taxes	(7,477)	(11,271)	(7,689)		(26,437)

Income tax benefit	(9,212)	—	(5,145)	(F)	(14,357)

Net income (loss)	$1,735	$(11,271)	$(2,544)		$(12,080)

Net income (loss) per share:
Basic	$0.06				$(0.45)
Diluted	$0.06				$(0.45)

Weighted average shares used in per share calculations:
Basic	26,976				26,976
Diluted	27,040				26,976

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CUBIC CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Year Ended September 30, 2015

(Amounts in thousands, except per share data)

(Unaudited)

		(C)	Pro Forma
	As Reported	CGD Services	Adjustments	Notes	Pro Forma
Net sales:
Products	$607,226	$—	$—		$607,226
Services	823,819	(402,146)	—		421,673
	1,431,045	(402,146)	—		1,028,899
Costs and expenses:
Products	451,295	—	—		451,295
Services	640,031	(362,147)	—		277,884
Selling, general and administrative expenses	212,518	(25,135)	8,369	(D)	195,752
Research and development	17,992	—	—		17,992
Amortization of purchased intangibles	27,550	(7,690)	—		19,860
Restructuring costs	6,272	(559)	—		5,713
	1,355,658	(395,531)	8,369		968,496

Operating income	75,387	(6,615)	(8,369)		60,403

Other income (expenses):
Interest and dividend income	1,809	(65)	—		1,744
Interest expense	(4,400)	—	—		(4,400)
Other income (expense), net	(885)	(66)	—		(951)

Income before income taxes	71,911	(6,746)	(8,369)		56,796

Income tax provision	48,997	—	(2,371)	(F)	46,626

Net income	22,914	(6,746)	(5,998)		10,170

Less noncontrolling interest in income of VIE	29	—	—		29

Net income attributable to Cubic	$22,885	$(6,746)	$(5,998)		$10,141

Net income per share:
Basic	$0.85				$0.38
Diluted	$0.85				$0.38

Weighted average shares used in per share calculations:
Basic	26,872				26,872
Diluted	26,938				26,938

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

On May 31, 2018, Cubic completed the previously announced Sale to the Purchaser. At the closing of the Sale, the Purchaser paid Cubic aggregate cash consideration of $135.0 million for the shares of CGD Services, subject to adjustments in respect of, among other things, cash and cash equivalents and the net working capital of CGD Services.

In March 2018, all of the criteria were met for the classification of CGD Services as discontinued operations. As a result, the assets and liabilities of CGD Services were classified as assets and liabilities of discontinued operations in Cubic’s unaudited condensed consolidated balance sheet as of March 31, 2018 as reported in Item 1 of Form 10-Q for the quarter ended March 31, 2018. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2018, presents pro forma effects of the transaction as if the Sale had occurred on March 31, 2018.

Cubic’s consolidated statements of income (loss) for the fiscal years ended September 30, 2017, 2016, and 2015 as reported in Item 8 of Cubic’s Form 10-K for the year ended September 30, 2017 include the operations of CGD Services as part of Cubic’s continuing operations. The unaudited pro forma condensed consolidated statements of income (loss) for the fiscal years ended September 30, 2017, 2016, and 2015 present the pro forma effects as if the transaction occurred on October 1, 2014.

The prescribed guidelines limit pro forma adjustments to those that are directly attributable to the disposition on a factually supportable basis. The pro forma effects of cost saving actions that could have been taken by management if the Sale had occurred in prior periods are not reflected in the pro forma condensed consolidated statements of income (loss), nor is any reduction of interest expense reflected for cash proceeds of the Sale that could have been used to pay debt had the Sale occurred in prior periods.

2. Notes Regarding the Unaudited Pro Forma Adjustments

(A)	This adjustment represents the receipt of cash consideration at the closing of the transaction less transaction costs.

(B)	These adjustments reflect the elimination of assets and liabilities of CGD Services.

(C)	These adjustments reflect the elimination of sales, costs and expenses of CGD Services.

(D)

These adjustments represent allocated corporate overhead costs that had previously been allocated to the CGD Services segment and are included in the adjustments in (C) above. These costs are not considered directly attributable to the disposition on a factually supportable basis, and have therefore been included in Cubic’s pro forma costs.

(E)

This adjustment is necessary to present the Pro Forma provision following ASC 740-270-45-8 guidance, which provides a ‘with and without’ approach for allocating the previously reported income tax (or benefit) between continuing and discontinued operations.

(F)

These adjustments are necessary to present the Pro Forma provision following ASC 740-20-45-7 guidance, which provides an ‘exception’ to the general intra period allocation rules used to allocate the previously reported income tax (or benefit) between continuing and discontinued operations.